Exhibit 99.1

PATRICK ORLANDO, individually and on behalf of all others similarly situated,	)	IN THE
)
	)	CIRCUIT COURT
Plaintiff,	)
	)	FOR
v.	)
	)	BALTIMORE CITY
TWO HARBORS INVESTMENT CORP., E. SPENCER ABRAHAM, JAMES J. BENDER, MARK D. EIN, STEPHEN G. KASNET, JACQUES R. ROLFO, W. REID SANDERS, THOMAS E. SIERING, BRIAN C. TAYLOR, and HOPE B. WOODHOUSE,	)
)
)
	)	Case No. 24-C-15-001765
)
	)	CLASS ACTION
)
Defendants.	)

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:                           ALL PERSONS OR ENTITIES WHO HOLD OR HELD SHARES OF THE COMMON STOCK OF TWO HARBORS INVESTMENT CORP. (“TWO HARBORS” OR THE “COMPANY”), EITHER OF RECORD OR BENEFICIALLY, INCLUDING THEIR RESPECTIVE SUCCESSORS IN INTEREST, SUCCESSORS, PREDECESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS AND SUCCESSORS AND ASSIGNS, AND WERE ENTITLED TO VOTE AT THE ANNUAL MEETING SCHEDULED FOR MAY 14, 2015 (THE “CLASS”).  THE CLOSE OF BUSINESS ON MARCH 19, 2015 WAS ESTABLISHED AS THE RECORD DATE FOR DETERMINING THE STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF AND VOTE AT THE MAY 14, 2015 ANNUAL MEETING.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION.  YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION.  IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW).

The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) of the above-captioned class action (the “Action”) pending before the Circuit Court of Baltimore City, Maryland (the “Court”), and of a hearing to be held before the Court, at

The Clarence M. Mitchell, Jr. Courthouse, 110 N. Calvert Street, Baltimore, Maryland 21202, Room 113 on October 5, 2015, at 2:00 p.m. (the “Settlement Hearing”).  The purpose of the Settlement Hearing is to determine:  (a) whether the Court should certify the Class for purposes of the Settlement; (b) whether the Court should approve the proposed Settlement; (c) whether the Court should enter an Order and Final Judgment dismissing the claims asserted in the Action on the merits and with prejudice as against Plaintiff and the Class and effectuating the releases described below; (d) whether the Court should grant the application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of litigation expenses; and (e) such other matters as may properly come before the Court.

If you are a member of the Class, this Notice will inform you of how, if you so choose, you may enter your appearance in the Action or object to the proposed Settlement and have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES.  IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS ACTION.

Background and Description of the Action

On March 26, 2015, Two Harbors filed its Schedule 14A Definitive Proxy Statement (the “Proxy”) with the U.S. Securities and Exchange Commission (the “SEC”).

The Proxy attached Two Harbors’ Second Restated 2009 Equity Incentive Plan (the “Plan”) and asked the Company’s stockholders to approve the Plan.

On April 8, 2015, plaintiff Patrick Orlando (“Plaintiff”), a Two Harbors stockholder, filed the Action in the Court captioned Orlando v. Two Harbors Investment Corp., et al., Case No. 24-C-15-001765, against defendants Two Harbors, E. Spencer Abraham, James J. Bender, Mark D. Ein, Stephen G. Kasnet, Jacques R. Rolfo, W. Reid Sanders, Thomas E. Siering, Brian C. Taylor, and Hope B. Woodhouse (collectively, “Defendants” and, together with Plaintiff, the “Parties”).

The Action alleges, among other things, that Defendants breached their fiduciary duties in connection with the dissemination of the Proxy because the Proxy allegedly misstates that the Plan restricts the amount of stock awards that can be granted to an individual participant over a three-year period to no more than (a) 1,500,000 stock options and (b) 600,000 shares as to grants other than stock options.  The Action alleges that the Plan actually imposes no such restrictions on the amount of awards that can be granted to an individual participant.

After the Action was filed, counsel for the Parties conferred about the language in the Proxy and the Plan, and counsel for Plaintiff conducted a further investigation of Plaintiff’s claims in light of the Company’s public disclosures, and recognized that the Company has publicly disclosed in the Proxy that, among other things:

•            The Plan, attached as an exhibit to the Proxy, states that the limitation on grants applies only to grants intended to qualify for relief from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended;

•            The Proxy states that its summary of the Plan “is qualified in its entirety by reference to the full text of the [Plan], which is attached as Appendix A to [the Proxy]”;

•            Section 162(m) is not applicable to the Company because the Company has no employees; and

•            In the event that Section 162(m) was applicable to the Company, the Compensation Committee retains the discretion to provide compensation in an amount that would not be deductible under Section 162(m).

Notwithstanding the above disclosures, Plaintiff continued to insist that the Proxy should be amended to eliminate any potential ambiguity as to whether the limitation on grants applies only to grants intended to qualify for relief under Section 162(m).

Counsel for the Parties engaged in arm’s-length discussions and negotiations concerning a possible settlement of the Action, based on Plaintiff’s demands for an amendment to the Company’s Proxy.  After arm’s-length negotiations, counsel to the Parties reached an agreement-in-principle concerning the proposed settlement of the Action.  Those negotiations and discussions led to the execution of a memorandum of understanding (the “MOU”) on April 27, 2015.  The MOU provided for an agreement in principle to settle the Action, subject to approval by the Court, on the basis of the inclusion of additional disclosures in a supplement to the Proxy filed with the SEC on April 27, 2015 (the “Supplemental Disclosures”), attached hereto as Exhibit A.

On May 1, 2015, the parties notified the Court regarding the MOU.  On July 6, 2015, the Parties entered into a formal Stipulation of Compromise, Settlement, and Release (the “Stipulation”) setting forth the terms of the Settlement.

Following a full analysis of the strengths and weaknesses of his case, including review of the Company’s disclosures regarding the limitation on grants, Plaintiff has concluded that the terms of the Settlement are fair and adequate to Two Harbors’ stockholders and the Class and that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined in the Stipulation and as summarized herein.

On July 16, 2015, the Court entered an order preliminarily approving the Settlement, setting a schedule for the Court’s final review of the Settlement, and preliminarily certifying, for settlement purposes only, the Class, consisting of a non-opt out class defined as any and all record holders and beneficial owners of common stock of Two Harbors (excluding Defendants and their immediate family members, any entity in which any Defendant has a controlling interest, and any successors in interest thereto), their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who own or hold (or owned or held) shares of Two Harbors common stock and were entitled to vote at the annual meeting scheduled for May 14, 2015, the date of the Company’s 2015 Annual Meeting of Stockholders; a stay of the Action pending a hearing on the proposed Settlement; and an injunction against the commencement or prosecution of any action by any member of the Class asserting any of the claims subject to the Settlement of the Action.

Reasons for the Settlement

Plaintiff and Plaintiff’s counsel have determined to enter into the Settlement because the Settlement provided for the Supplemental Disclosures.  On the basis of information available to them, including publicly available information, and in consideration of the strengths and weaknesses of the claims, Plaintiff’s counsel has determined that the Settlement described herein is fair, reasonable, adequate, and in the best interests of Plaintiff and the Class because it empowered the stockholders of Two Harbors to be fully informed when voting at the Two Harbors 2015 Annual Meeting.

Each Defendant has denied, and continues to deny, that he, she or it has committed any breach of fiduciary duty, or any other law, or engaged in any of the wrongful acts alleged in the Action, and expressly maintains he, she or it has diligently and scrupulously complied with his, her or its fiduciary and other legal duties (to the extent they exist) and is entering into the Stipulation and the Settlement solely to eliminate the burden, expense, distraction, and uncertainties inherent in further litigation.

The Parties wish to settle and resolve the claims asserted by Plaintiff, and the Parties have, following arm’s-length negotiations, reached an agreement in principle providing for the settlement of the Action, and the Parties believe the Settlement is in the best interests of the Parties and Two Harbors’ public stockholders.

Settlement Terms

In consideration for the full and final settlement and release of the Settled Claims (as defined below) by Plaintiff and the members of the Class and the dismissal of the Action with prejudice and on the merits, the Parties agreed that the Company would make the Supplemental Disclosures reflected in Exhibit A, which were filed with the SEC on April 27, 2015.  Prior to executing the MOU, Plaintiff provided language to Defendants for the additional disclosures that he felt were necessary to eliminate any ambiguity and thereafter he approved the Supplemental Disclosures agreed upon by the Parties.

The Settlement Hearing

The Settlement Hearing shall be held on October 5, 2015, at 2:00 p.m., in the Circuit Court for Baltimore City, The Clarence M. Mitchell, Jr. Courthouse, 110 N. Calvert Street, Baltimore, Maryland 21202, Room 113, to: (a) determine whether the temporary class action certification should be made final; (b) determine whether the Settlement should be finally approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (c) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (d) consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses; and (e) rule on such other matters as the Court may deem appropriate.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than as may be set forth on the public docket for the Action.

The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Class.

Right To Appear and Object

Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) business days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; and (c) the grounds for such objections and the reasons that such person desires to appear and be heard, documentation evidencing membership in the Class, as well as all documents or writings such person desires the Court to consider.  Such filings shall be served upon the following counsel:

Donald J. Enright LEVI & KORINSKY LLP 1101 30th Street, N.W., Suite 115 Washington, D.C. 20007 Counsel for Plaintiff	G. Stewart Webb, Jr. VENABLE LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202 Counsel for Defendants

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiff and Plaintiff’s counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described above.  Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.  Any member of the Class who does not object to the Settlement or the request by Plaintiff’s counsel for an award of attorneys’ fees and expenses (described below) or to any other matter stated above need not do anything.

The Order and Final Judgment

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the Parties to the Action will ask the Court to enter the Order and Final Judgment, which will, among other things:

a.                                      approve the Settlement as fair, reasonable, adequate and in the best interests of the Class and direct consummation of the Settlement in accordance with its terms and conditions;

b.                                      permanently certify the Class as a non-opt out class pursuant to Maryland Rules 2-231(a), and 2-231(b)(1) and (b)(2) and designate Plaintiff in the Action as the Class representative with Plaintiff’s counsel as Class counsel;

c.                                       determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;

d.                                      dismiss the Action with prejudice on the merits and grant the releases more fully described below in accordance with the terms and conditions of the Stipulation;

e.                                       permanently bar and enjoin Plaintiff and all members of the Class from instituting, commencing or prosecuting any of the Released Claims against any of the Released Persons (as defined below); and

f.                                        award attorneys’ fees and expenses to Plaintiff’s counsel.

Releases

The Stipulation provides that upon Final Approval of the Settlement and in consideration of the benefits provided by the Settlement:

a)             The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Action with prejudice, and the settlement and release of, and permanent injunction barring any and all manner of claims (including Unknown Claims (as defined below)), demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, matters, and issues and controversies of any kind whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, local, foreign, common, regulatory, statutory or any other rule or law, including the federal securities laws and any state disclosure laws), by or on behalf of Plaintiff or any member of the Class (collectively, the “Releasing Persons”), whether individual, direct, class, derivative, representative, legal, equitable, or any other type in his, her or its capacity as a Two Harbors stockholder against defendants Two Harbors Investment Corp., E. Spencer Abraham, James J. Bender, Mark D. Ein, Stephen G. Kasnet, Jacques R. Rolfo, W. Reid Sanders, Thomas E. Siering, Brian C. Taylor, and Hope B. Woodhouse or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns, whether or not each or all of the foregoing persons were named, served with process, or appeared in the Action (the “Released Persons”), which have arisen, could have arisen, arise now or hereafter may arise out of or relate to the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Action, including, but not limited to: (i) omissions, misrepresentations or other disclosures in the proxy statements or SEC filings of Two Harbors concerning numerical limits on grants (including, but not limited to, restricted stock or stock options) under Two Harbors’ 2009 Equity Incentive Plan, Restated 2009 Equity Incentive Plan or its Second Restated 2009 Equity Incentive Plan (collectively, the “Plans”) (including the adequacy and completeness of any such disclosures), (ii) any decisions by the Board of Directors of Two Harbors or its Compensation Committee to make grants to individual participants under the Plans in excess of any purported limits, (iii) grants under the Plans in 2013 and 2014 to Thomas Siering and William Roth, and (iv) the Proxy and disclosures made in connection therewith (including the adequacy and completeness of such disclosures) (the “Settled Claims”).

b)             Released Persons and Plaintiff acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those they now know or believe to be true with respect to the Settled Claims, but that it is the Released Persons’ and Plaintiff’s intention and, by operation of law, the intention of the members of the Class, to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Released Persons and Plaintiff acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation.  “Unknown Claims” means any claim that a releasing person does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, Plaintiff, Plaintiff’s counsel or any member of the Class, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement.  The Settlement is intended to extinguish all of the Settled Claims and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Persons shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the release set forth above.  This shall include a waiver by the Releasing Persons of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiff acknowledges, and the members of the Class shall be deemed by operation of the entry of the Order and Final Judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Defendants in entering into the Settlement.

Application for Attorneys’ Fees and Expenses

After negotiating the substantive terms of the Settlement, the Parties negotiated the matter of attorneys’ fees and expenses.  Plaintiff’s counsel has agreed not to seek an award of attorney’s fees and expenses in excess of $100,000.00, which shall be the only fee application made in the Action.  Defendants have agreed not to oppose the fee application, provided that it does not exceed the amount referenced in the preceding sentence.  Neither the resolution of, nor any ruling regarding, any petition for an award of attorneys’ fees and expenses in the Action shall be a precondition to the Settlement or to the dismissal with prejudice of the Action.

Except as provided above, Defendants shall have no obligation to pay or reimburse any fees, expenses, costs or damages alleged or incurred by Plaintiff, by any members of the Class, or by their attorneys, experts, advisors, or representatives with respect to the Settled Claims.

Scope of this Notice and Additional Information

The foregoing description of the Settlement Hearing, the Action, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive.  Accordingly, members of the Class are referred to the documents filed with the Court in the Action.  PLEASE DO NOT WRITE OR CALL THE COURT.

Inquiries or comments about the Settlement may be directed to the attention of Plaintiff’s counsel as follows:

Donald J. Enright

LEVI & KORSINSKY LLP

1101 30th Street, N.W., Suite 115

Washington, D.C.  20007

Tel.: (202) 524-4290

DATED: July 16, 2015

BY ORDER OF THE CIRCUIT COURT
FOR BALTIMORE CITY, MARYLAND

Exhibit A

The second and third bullets of the fourth paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN—Introduction” (page 32) are hereby amended to read as follows:

•                  “establishing, in the case of grants intended to qualify for relief from the limitations of Section 162(m), the maximum number of shares with respect to which options may be granted over any three-year period to any grantee as 1,500,000;

•                  establishing the maximum number of shares that may underlie grants intended to qualify for relief from the limitations of Section 162(m), other than options, over any three-year period to any grantee as 600,000;”

The paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN— Summary of the Principal Features of the 2015 Restated Plan—Available Shares” (page 33) is hereby amended to read as follows:

“The 2015 Restated Plan provides for grants of common stock, restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 13,000,000 shares available for issuance under the plan. The maximum number of shares that may underlie awards intended to qualify for relief from the limitations of Section 162(m) over any three-year period to any eligible person may not exceed 1,500,000 as options and 600,000 as other grants. The 2015 Restated Plan would permit us to grant awards that are not subject to such per-person Section 162(m) limits if such awards are not intended to qualify for such a performance-based exemption. If an award granted under the 2015 Restated Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, the shares underlying any phantom shares or DERs paid out in cash, the underlying shares may again be made the subject of grants under the 2015 Restated Plan. The 2015 Restated Plan shall remain available until all shares available for grant have been awarded and all grants have been settled although the Board may terminate the plan at any earlier time. Plan termination will not affect the rights and obligations of those with outstanding grants then in effect. No award may be granted under the 2015 Restated Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.”

The second paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN— Summary of the Principal Features of the 2015 Restated Plan— Federal Income Tax Consequences” (page 36) is hereby amended to read as follows:

Internal Revenue Code Section 162(m) generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m). Certain awards under the 2015 Restated Plan, such as restricted stock, phantom shares, DERs and other stock-based awards, unless issued as performance-based grants, generally will not qualify as performance-based compensation under Section 162(m), so that compensation paid to executive officers in connection with such awards may not be deductible.